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                 SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C.  20549

                              FORM 8-K
                           CURRENT REPORT

                 Pursuant to Section 13 or 15(d) of
                the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 16, 1994

                  ROCHESTER TELEPHONE CORPORATION
       (Exact name of registrant as specified in its charter)

   New York                 1-4166             16-0613330
(State or other           (Commission        (IRS Employer
jurisdiction of           File Number)      Identification No.)
incorporation)

180 South Clinton Avenue
Rochester, New York                                  14646
(Address of principal executive offices)           (Zip Code)

Registrant's telephone number, including area code  (716) 777-7940

               100 Midtown Plaza, Rochester, New York
         (Previous address of principal executive offices)

Item 5   Other Events

     The Registrant has reached a Joint Stipulation and Agreement ("Agreement") with the Department of Public Service of the State of New York respecting its "Open Market Plan." This filing consists of the press release related to that Agreement, a copy of the Agreement and selected appendices to that Agreement.

     As permitted by General Instruction F to Form 8-K, the
Registrant incorporates by reference the information contained in the press release which is filed as an Exhibit to this Report on Form 8-K.

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                             SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf of the undersigned hereunto duly authorized.

                              Rochester Telephone Corporation
                             ----------------------------------
                                        (Registrant)

Dated:  May 16, 1994          By:   /s/  Louis L. Massaro
                                 ----------------------------
                                     Louis L. Massaro
                                     Corporate Vice President
                                     and Treasurer
(79ED)
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                              EXHIBIT INDEX

Exhibit Number       Description
- - --------------       -----------
    99-1             Press Release dated              Filed herewith
                     5/17/94 regarding Registrant's
                     Open Market Plan

    99-2             Joint Stipulation and Agreement  Filed herewith
                     (with selected Appendices)

         Appendix 1  Draft Restated Certificate of          *
                     Incorporation of R-HC

         Appendix 2  Holding Company Functions        Filed herewith

         Appendix 3  Draft Certificate of             Filed herewith
                     Incorporation of R-Net

         Appendix 4  R-Net Projected Capitalization   Filed herewith
                     at Inception

         Appendix 5  Service Quality Assurance Plan   Filed herewith
                     for R-Net

         Appendix 6  Cash Management Agreement        Filed herewith

         Appendix 7  Draft Certificate of                    *
                     Incorporation of R-Com

         Appendix 8  Discretionary Services List             *

         Appendix 9  Schedule of Rate Reductions      Filed herewith
                     and Rates

         Appendix 10 Monitoring Information to be            *
                     Filed Annually by R-Net

         Appendix 11 Outstanding Documents and        Filed herewith
                     Due Dates


   * The indicated documents were submitted to the New York Public Service Commission and are available to the Securities and Exchange Commission upon request.